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                                                                  Exhibit (g)(i)

                                   SCHEDULE A
                                     TO THE
                               CUSTODIAN CONTRACT
                                     BETWEEN
                              THE HUNTINGTON FUNDS
                          (FORMERLY THE MONITOR FUNDS)
                                       AND
                            HUNTINGTON NATIONAL BANK
                    (FORMERLY HUNTINGTON TRUST COMPANY, N.A.)

                          As amended December 20, 1999


         For its services under the Custodian Contract, the Custodian will receive an annual fee as follows:

For Custody Services

0.026 of 1% of the average daily net asset of each of the Funds.

All fees are to be accrued daily and paid monthly.



THE HUNTINGTON FUNDS


By:   /s/ Mark Nagle
    -----------------------------------------
         Mark Nagle
         President


HUNTINGTON NATIONAL BANK


By:    /s/ Richard W. Stenberg
    -----------------------------------------
         Richard W. Stenberg
         Senior Vice President